Exhibit 99.1

i2 Reports Second Quarter 2006 Results

Company achieves fifth straight quarter of profitability accompanied by increased software solutions bookings and cash flow from operations of $20 million

DALLAS – August 3, 2006 – i2 Technologies, Inc. (NASDAQ: ITWO) today announced results for the second quarter 2006.

A summary of second quarter results:

•	Total revenue was $64.7 million

•	Total costs and expenses were $59.1 million

•	Net income applicable to common stockholders was $3.0 million

•	Diluted earnings per share (GAAP) were $0.12

•	Non-GAAP diluted earnings per share were $0.25 (excluding stock option expense and contract revenue and contract expense)

•	Cash flow from operations was $20.1 million

“We had significant bookings this quarter with $75.4 million in total bookings, including $14.9 million of software solutions and $10.5 million of Agile Business Process Platform technology bookings, which is part of the strategy we announced last year to broaden the use of this platform technology to other software companies and not just i2,” stated i2 Chief Executive Officer Michael McGrath. “Software solutions bookings increased 71 percent over the second quarter of last year and almost 60 percent over last quarter. Our new generation solutions, which make up most of these bookings, are gaining a lot of momentum in the marketplace. We added some new key customers and had some major competitive wins this quarter based on these new solutions. Our progress was also demonstrated by our $20.1 million in positive operating cash flow in the second quarter.”

Second Quarter Results

Revenue Detail

Total revenue for the second quarter was $64.7 million, as compared to $91.9 million in the second quarter of 2005. Total revenue in the second quarter of 2005 included contract revenue of $15.3 million. Total revenue in the second quarter increased $0.6 million from the first quarter 2006.

i2 had total second quarter software solutions revenue, which includes core license revenue, recurring license revenue as well as fees received to develop the licensed functionality, of $15.4 million. This compares to $23.5 million of software solutions revenue in the second quarter of 2005 and $16.9 million in the first quarter of 2006.

Services revenue in the second quarter was $26.1 million. This compares to $27.5 million of services revenue in the second quarter of 2005 and $23.9 million in the first quarter of 2006. Services revenue includes fees received from arrangements to customize or enhance previously purchased licensed software. Services revenue also includes reimbursable expenses.

Second quarter maintenance revenue was $23.1 million, compared to $25.5 million in the second quarter of 2005 and $23.2 million in the first quarter of 2006.

-more-

i2 Reports Second Quarter 2006 Results

Costs and Expenses

Total costs and expenses for the second quarter of 2006 were $59.1 million, including $3.5 million in stock option expense. This compares to $67.3 million in the second quarter of 2005 and $59.8 million in the first quarter of 2006.

Net Income

The company reported second quarter 2006 net income applicable to common stockholders of $3.0 million or $0.12 per diluted share. This compares to $28.0 million or $1.18 per diluted share in income from continuing operations, including preferred stock dividend and accretion of discount, in the second quarter of 2005 and $1.8 million or $0.07 per diluted share in the first quarter of 2006.

First Half 2006 Results

For the six months ended June 30, 2006, total revenues were $128.7 million as compared to $173.8 million for the same period in 2005. Total revenue in the first half of 2005 included contract revenue of $18.4 million.

Software solutions revenue was $32.3 million for the six months ended 2006 compared to $48.9 million in the first half of 2005. Services revenue was $50.0 million in the first half of 2006 compared to $55.2 million in the first half of 2005. Maintenance revenue was $46.3 million in the first half of 2006 compared to $51.3 million in the comparable period in 2005.

Total costs and expenses for the six months ended June 30, 2006 were $118.9 million as compared to $168.6 million in the first half of 2005.

The company reported net income applicable to common stockholders of $4.8 million or $0.19 per diluted share for the six months ended June 30, 2006. This compares to $1.5 million or $0.07 per diluted share in income from continuing operations, including preferred stock dividend and accretion of discount, in the comparable period in 2005.

Non-GAAP Earnings Per Share

The company provides non-GAAP financial measures to assist stockholders with the analysis of financial and business trends related to the company’s operations. These calculations are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies, but are used as a tool by management to measure the effectiveness of i2’s business.

Non-GAAP diluted earnings per share in the second quarter of 2006 were $0.25, compared to $0.60 per diluted share from continuing operations, including preferred stock dividend and accretion of discount, in the comparable period last year on a non-GAAP basis. Non-GAAP diluted earnings per share excludes stock option expense and the net effect of contract revenue and contract expense.

-more-

i2 Reports Second Quarter 2006 Results

Contract revenue is the result of the recognition of certain revenue carried on i2’s balance sheet as a portion of deferred revenue and is a result of the company’s 2003 financial restatement. The timing of the recognition of deferred contract revenue is difficult to predict and is not typically associated with current business or cash collections. The company did not recognize a material amount of contract revenue or expense during the second quarter of 2006. The remaining deferred contract revenue balance as of June 30, 2006 was $7.5 million.

	Quarter Ended 06-30-06	Quarter Ended 06-30-05*	Year-to-Date 06-30-06	Year-to-Date 06-30-05*
GAAP diluted EPS from continuing operations including preferred stock dividend and accretion of discount	$0.12	$1.18	$0.19	$0.07
Add: Stock option expense	$0.13	$0.00	$0.27	$0.00
Less: Effect of contract revenue and expense	$0.00	$0.58	$0.00	$0.71
Non-GAAP diluted EPS from continuing operations including preferred stock dividend and accretion of discount	$0.25	$0.60	$0.46	($0.64)

*	2005 amounts exclude results from discontinued operations

Please see the attached schedule for a reconciliation of GAAP to non-GAAP financial measures.

Other Financial Information

On June 30, 2006, i2’s total cash (including restricted cash) was $133.6 million. Total debt at the end of the second quarter was $105.4 million, which included $83.5 million of long-term debt (which represents the $86.3 million face value of the company’s 5 percent senior convertible notes less the unamortized discount on the notes) and $21.9 million of short-term debt.

The company generated cash flow from operations of $20.1 million in the second quarter of 2006, bringing the year-to-date cash flow from operations to $12.1 million.

Full Year 2006 Outlook

The company is reiterating its current full year outlook for 2006. For the year, operating revenue (total revenue less contract revenue) is expected to be below the comparable 2005 amount. Additionally, the company expects non-GAAP earnings per share for full year 2006 (excluding stock option expense and the net effect of contract revenue and contract expense) of $1.00 to $1.20 per diluted share.

-more-

i2 Reports Second Quarter 2006 Results

The company’s statements regarding future financial performance are based on current expectations for bookings, cash collections, revenue and expense. This includes, among other matters, the company achieving projected revenue from software solutions and platform technology bookings, achieving sequential growth in services revenue, maintaining strict cost controls, and incurring non-operating legal expenses at or below second quarter levels. The company’s statements regarding future financial performance are forward-looking. Actual results may differ materially. See “i2 Cautionary Language” below.

Earnings Conference Call and Webcast Information

The i2 management team will host a live conference call with investors today, August 3 at 10 a.m. EDT to discuss the second quarter 2006 financial results. Investors and other interested parties may access the call and accompanying slide presentation via webcast through the company’s Web site at www.i2.com/investor.

An audio replay of the conference call will be available for approximately 24 hours following the call. To access the replay, dial (800) 475-6701 (USA) or (320) 365-3844 (International) and enter access code 835997. The webcast will also be archived via the company’s Web site at http://www.i2.com/investor.

About i2

i2 helps business leaders make better supply chain decisions. i2’s flexible new-generation solutions are designed to synchronize demand and supply across ever-changing global business networks. i2’s innovative supply chain management tools and services are pervasive in a wide cross-section of industries; 20 of the AMR Research Top 25 Global Supply Chains belong to i2 customers. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies US, Inc. and i2 Technologies, Inc.

i2 Cautionary Language

This press release contains forward-looking statements that involve risks and uncertainties, including forward-looking statements regarding i2’s outlook for 2006 operating revenue and non-GAAP earnings per share, as well as the company’s investment in revenue generating areas of its business. These forward-looking statements involve risks and uncertainties that may cause actual results to differ from those projected. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC, particularly the Quarterly Report on Form 10-Q filed May 10, 2006 and the Annual Report on Form 10-K filed March 15, 2006. i2 assumes no obligation to update the forward-looking information contained in this news release.

For More Information Contact:
Tom Ward	Beth Elkin
i2 Investor Relations	i2 Corporate Communications
469-357-3854	469-357-4225
tom_ward@i2.com	beth_elkin@i2.com

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	June 30, 2006	December 31, 2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$128,600	$112,882
Restricted cash	5,035	4,773
Accounts receivable, net	22,845	25,887
Deferred contract costs	311	311
Other current assets	16,172	19,219

Total current assets	172,963	163,072
Premises and equipment, net	12,656	14,056
Intangible assets, net	4,843	4,906
Goodwill	14,760	14,440
Non-current deferred tax asset	5,766	5,971

Total assets	$210,988	$202,445

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$10,643	$11,766
Accrued liabilities	26,469	36,925
Accrued compensation and related expenses	19,225	23,847
Deferred revenue	103,487	99,870
Current portion of long-term debt	21,848	25,000

Total current liabilities	181,672	197,408

Total long-term debt, net	83,507	75,691

Total liabilities	265,179	273,099
Commitments and contingencies
Stockholders’ deficit:
Preferred Stock, $0.001 par value, 5,000 shares authorized, none issued and outstanding	—	—
Series A junior participating preferred stock, $0.001 par value, 2,000 shares authorized, none issued and outstanding	—	—
Series B 2.5% convertible preferred stock, $1,000 par value, 150 shares authorized, 104 issued and outstanding	101,472	100,065
Common stock, $0.00025 par value, 2,000,000 shares authorized, 20,778 shares issued and outstanding	5	5
Warrants for common stock	3,125	3,125
Additional paid-in capital	10,428,348	10,420,262
Accumulated other comprehensive income (loss)	1,045	(1,147)
Accumulated deficit	(10,588,186)	(10,592,964)

Net stockholders’ deficit	(54,191)	(70,654)

Total liabilities and stockholders’ deficit	$210,988	$202,445

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Software solutions	$15,388	$23,489	$32,310	$48,898
Services	26,143	27,534	50,017	55,161
Maintenance	23,120	25,496	46,335	51,314
Contract	33	15,343	66	18,400

Total revenues	64,684	91,862	128,728	173,773

Costs and expenses:
Cost of revenues:
Software solutions	2,447	3,459	5,850	8,386
Services and maintenance	24,105	26,656	47,440	55,341
Contract	—	1,575	—	1,575
Sales and marketing	12,353	15,155	23,307	33,523
Research and development	8,579	9,085	17,277	20,885
General and administrative	11,703	11,592	25,158	37,235
Restructuring charges and adjustments	(95)	(235)	(145)	11,613

Total costs and expenses	59,092	67,287	118,887	168,558

Operating income	5,592	24,575	9,841	5,215

Non-operating (expense) income, net:
Realized gains on investments, net	—	11,000	591	10,697
Other expense, net	(510)	(5,021)	(944)	(9,478)

Total non-operating (expense) income, net	(510)	5,979	(353)	1,219

Income before income taxes	5,082	30,554	9,488	6,434
Income tax expense	1,297	1,825	3,311	3,407

Income from continuing operations	3,785	28,729	6,177	3,027

Income from discontinued operations, net of taxes	—	3,496	—	4,706

Net income	$3,785	$32,225	$6,177	$7,733

Preferred stock dividend and accretion of discount	770	749	1,399	1,492

Net income applicable to common stockholders	$3,015	$31,476	$4,778	$6,241

Net income per common share applicable to common stockholders:
Total:
Basic	$0.12	$1.36	$0.19	$0.27
Diluted	$0.12	$1.33	$0.19	$0.26
Discontinued operations
Basic	$—	$0.15	$—	$0.20
Diluted	$—	$0.15	$—	$0.19
Continuing operations including preferred stock dividend and accretion of discount
Basic	$0.12	$1.21	$0.19	$0.07
Diluted	$0.12	$1.18	$0.19	$0.07
Weighted-average common shares outstanding:
Basic	25,247	23,160	25,221	23,077
Diluted	25,699	23,638	25,738	23,610

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2006	2005
	(unaudited)	(unaudited)
Cash flows provided by (used in) operating activities:
Net income	$6,177	$7,733
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3,695	3,959
Stock option expense	7,104	—
Amortization of deferred compensation	228	457
Gain on extinguishment of debt	(3)	—
Gain on sale of securities	(501)	(11,000)
(Gain) loss on disposal of equipment	(29)	745
Provision for bad debts charged to costs and expenses	64	121
Deferred income taxes	549	253
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable, net	3,195	8,848
Deferred contract costs	—	1,580
Other current assets	2,893	2,841
Accounts payable	(1,035)	(1,858)
Accrued liabilities	(10,237)	(912)
Accrued compensation and related expenses	(4,463)	(4,129)
Deferred revenue	4,475	(17,617)

Net cash provided by (used in) operating activities	12,113	(8,979)

Cash flows used in investing activities:
Restrictions (added to) released from cash	(262)	2,097
Purchases of premises and equipment	(1,267)	(1,527)
Proceeds from sale of premises and equipment	141	—
Purchases of short-term investments	—	(39,200)
Proceeds from sale of short-term investments	—	16,850
Proceeds from sale of securities	501	11,000
Business acquisition	(569)	—
Purchases of long-term investments	—	(500)

Net cash used in investing activities	(1,456)	(11,280)

Cash flows provided by financing activities:
Repurchase of debt	(3,149)	—
Proceeds from sale of convertible debt	7,500	—
Payment of debt issuance costs	(483)	—
Net proceeds from common stock issuance from options and employee stock purchase plans	754	337
Proceeds from sale of common stock, net of issuance costs	—	14,950

Net cash provided by financing activities	4,622	15,287

Effect of exchange rates on cash	439	(2,536)

Net change in cash and cash equivalents	15,718	(7,508)
Cash and cash equivalents at beginning of period	112,882	133,273

Cash and cash equivalents at end of period	$128,600	$125,765

Supplemental cash flow information
Interest paid	$2,688	$8,312
Income taxes paid (net of refunds received)	$2,587	$3,457
Schedule of non-cash financing activities
Preferred stock dividend and accretion of discount	$1,399	$1,492

i2 TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

($ in thousands, except per share data)

	Q2 2006
	GAAP Results	Net Contract Revenue	Stock Option Expense	Non-GAAP Results
Revenue	$64,684	$(33)	$—	$64,651
Costs and expenses	59,092	—	(3,452)	55,640

Operating income	5,592	(33)	3,452	9,011
Operating margin	8.6%			13.9%
Non-operating expense	510	—	—	510

Pre-tax income	5,082	(33)	3,452	8,501
Less: Income tax expense (1)	1,297	—	—	1,297
Less: Preferred dividend and accretion of discount	770	—	—	770

Net income from continuing operations including preferred stock dividend and accretion of discount	$3,015	$(33)	$3,452	$6,434

Diluted EPS from continuing operations including preferred stock dividend and accretion of discount	$0.12	$(0.00)	$0.13	$0.25

	Q2 2005
	GAAP Results	Net Contract Revenue	Stock Option Expense	Non-GAAP Results
Revenue	$91,862	$(15,343)	$—	$76,519
Costs and expenses	67,287	(1,575)	—	65,712

Operating income	24,575	(13,768)	—	10,807
Operating margin	26.8%			14.1%
Non-operating income	5,979	—	—	5,979

Pre-tax income	30,554	(13,768)	—	16,786
Less: Income tax expense (1)	1,825	—	—	1,825

Income from continuing operations	28,729	(13,768)	—	14,961
Add: Income from discontinued operations, net	3,496	—	—	3,496
Less: Preferred dividend and accretion of discount	749	—	—	749

Net income applicable to common stockholders	$31,476	$(13,768)	$—	$17,708
Less: Income from discontinued operations, net	3,496	—	—	3,496
Net income from continuing operations including preferred stock dividend and accretion of discount	$27,980	$(13,768)	$—	$14,212

Diluted EPS from continuing operations including preferred stock dividend and accretion of discount	$1.18	$(0.58)	$—	$0.60

(1)	Adjustments to the company’s GAAP results do not include a tax effect due to the company’s current tax position

i2 TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

($ in thousands, except per share data)

	YTD 2006
	GAAP Results	Net Contract Revenue	Stock Option Expense	Non-GAAP Results
Revenue	$128,728	$(66)	$—	$128,662
Costs and expenses	118,887	—	(7,104)	111,783

Operating income	9,841	(66)	7,104	16,879
Operating margin	7.6%			13.1%
Non-operating expense	353	—	—	353

Pre-tax income	9,488	(66)	7,104	16,526
Less: Income tax expense (1)	3,311	—	—	3,311
Less: Preferred dividend and accretion of discount	1,399	—	—	1,399

Net income from continuing operations including preferred stock dividend and accretion of discount	$4,778	$(66)	$7,104	$11,816

Diluted EPS from continuing operations including preferred stock dividend and accretion of discount	$0.19	$(0.00)	$0.27	$0.46

	YTD 2005
	GAAP Results	Net Contract Revenue	Stock Option Expense	Non-GAAP Results
Revenue	$173,773	$(18,400)	$—	$155,373
Costs and expenses	168,558	(1,575)	—	166,983

Operating income	5,215	(16,825)	—	(11,610)
Operating margin	3.0%			(7.5%)
Non-operating income	1,219	—	—	1,219

Pre-tax income	6,434	(16,825)	—	(10,391)
Less: Income tax expense (1)	3,407	—	—	3,407

Income from continuing operations	3,027	(16,825)	—	(13,798)
Add: Income from discontinued operations, net	4,706	—	—	4,706
Less: Preferred dividend and accretion of discount	1,492	—	—	1,492

Net income applicable to common stockholders	$6,241	$(16,825)	$—	$(10,584)
Less: Income from discontinued operations, net	4,706	—	—	4,706
Net income from continuing operations including preferred stock dividend and accretion of discount	$1,535	$(16,825)	$—	$(15,290)

Diluted EPS from continuing operations including preferred stock dividend and accretion of discount	$0.07	$(0.71)	$—	$(0.64)

(1)	Adjustments to the company’s GAAP results do not include a tax effect due to the company’s current tax position

i2 TECHNOLOGIES, INC.

KEY PERFORMANCE INDICATORS

(unaudited)

	2Q 05	3Q 05	4Q 05	1Q 06	2Q 06
Software solutions bookings ($ in millions) (1)	$8.7	$4.6	$11.8	$9.4	$14.9
Platform technology bookings ($ in millions)	$10.0	$—	$—	$—	$10.5
Total bookings ($ in millions) (2)	N/A	N/A	$81.4	$61.6	$75.4
Total revenue recognized by region
Greater APAC	20%	20%	20%	21%	23%
EMEA	32%	21%	13%	19%	18%
Americas	48%	59%	67%	60%	59%

Total revenue	100%	100%	100%	100%	100%
Software solutions transactions recognized > $1M	3	1	3	3	3
Average amount recognized (in $ thousands)	$211	$279	$486	$244	$223
Deferred contract costs (in $ millions)	$0.3	$0.3	$0.3	$0.3	$0.3
Deferred revenue - contract (in $ millions)	$31.8	$30.8	$7.6	$7.6	$7.5
Deferred revenue - other	$116.5	$99.4	$92.3	$86.1	$96.0

Total deferred revenue	$148.3	$130.2	$99.9	$93.7	$103.5
Days sales outstanding	26	31	32	32	32
Total headcount	1,345	1,268	1,257	1,259	1,277
Direct sales representatives	43	40	37	42	44

1.	Software solutions bookings includes bookings for recurring transactions, beginning in the first quarter of 2006.

2.	Total bookings represents potential future revenue that was sold each quarter, including platform technology bookings